UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

VIVID LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

723 The Parkway
Richland, Washington 99352
(Address of principal executive offices)  (Zip code)
(509) 943-5319
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Vivid Learning Systems, Inc., a Delaware corporation (“Registrant”), owns certain assets referred to as the TrueActive Software assets. As part of a general corporate re-organization, the TrueActive Software assets, being more closely aligned with efforts being conducted by Nuvotec USA, Inc., the parent company of Registrant holding approximately eighty percent (80%) of the shares of Registrant, were transferred to Nuvotec USA, Inc. along with all attendant liabilities incurred as a result of the asset acquisition, on July 12, 2005 with an effective date of July 1, 2005. The transfer from Registrant to Nuvotec USA, Inc. will be made at Registrant’s cost.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.
Date: July 15, 2005	By:	/s/ Robert L. Ferguson
	Name:	Robert L. Ferguson
	Title:	Chairman of the Board Chief Executive Officer